PURCHASE AGREEMENT

of Assets

By And Between

MBI Mortgage, Inc

And

Northland Funding Group, LP, Seamus Donohoe and Larry Weisinger

This PURCHASE AGREEMENT (the "Agreement") executed on Sept 8, 2005 is between MBI Mortgage, Inc., a Texas Corporation ("MBI"), Northland Funding Group, LP, a Texas Limited Partnership ("Northland") and Seamus Donohoe and Larry Weisinger ("Donohoe and Weisinger")(collectively both parties the "Sellers").

In consideration of the mutual covenants herein, and intending to be legally bound hereby, the parties agree as follows:

WHEREAS, Donohoe and Weisinger desires to sell certain tangible and intangible assets associated with the business of Northland, a mortgage brokerage (the "Business"), to MBI for the consideration recited herein; and

NOW, THEREFORE, in consideration of the premises set forth herein, other good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

Section 1. Purchase and Sale

1.1. *Agreement to sell the Donohoe and Weisinger Intangible Assets.* Donohoe and Weisinger shall sell, grant, convey, transfer, assign and deliver intangible assets and business records described on Attachment A (the "Donohoe and Weisinger Intangible Assets") to MBI. MBI agrees to purchase the Donohoe and Weisinger Intangible Assets.

1.2. *The Closing of Sale of the Donohoe and Weisinger Intangible Assets.* The closing of the sale of Donohoe and Weisinger Intangible Assets shall be conducted on September 30, 2005 (the "Closing Date")(or sooner or later as agreed by the parties). On the Closing Date, Donohoe and Weisinger shall sell to MBI and MBI shall purchase from Donohoe and Weisinger, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties in this Agreement and the Exhibits hereto, the Donohoe and Weisinger Intangible Assets. MBI shall pay to Donohoe and Weisinger the consideration set forth in paragraphs 2.1.

1.3. *Agreement for Northland to Contribute Assets in Exchange for $800,000 worth of stock in MBI.* Northland shall contribute certain assets listed on Attachment B (the "Contributed Business Assets") in exchange for $800,000 worth of stock in MBI (the "MBI Stock"). MBI agrees to exchange the MBI Stock for the Contributed Business Assets of Northland.

1.4. *The Closing of the Sale of the Contributed Business Assets*. The closing of the sale of the Contributed Business Assets in exchange for the MBI Stock shall be conducted on the Closing Date (or sooner or later as agreed by the parties). At the Closing Date, MBI shall issue the MBI Stock and Northland shall contribute the Contributed Business Assets in return, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties in this Agreement and the Exhibits hereto, and consistent with the consideration set forth in paragraphs 2.1.

Section 2. Purchase Price; Assumption of Liabilities.

2.1. *Purchase Price*. The purchase price for the transactions identified above shall be $1,000,000 paid in the following manner and in the following order:

On the Closing Date, MBI first shall pay to Donohoe and Weisinger $200,000.00 for the Donohoe and Weisinger Intangible Assets. MBI shall pay $100,000.00 of the purchase price for the Donohoe and Weisinger Intangible Assets by certified check or wire transfer made payable to the Donohoe and Weisinger on the Closing Date and MBI shall execute a promissory note in the amount of $100,000.00 for the balance of the purchase price for the Donohoe and Weisinger Intangible Assets. The promissory note shall mature on or before 270 days after the Closing Date.

On the Closing Date, Northland shall second contribute, grant, convey, transfer, assign and deliver to MBI all of its assets, the Contributed Business Assets, for the MBI Stock. Payment in stock shall occur as follows:

a. Six hundred and forty thousand (640,000) shares of MBI common stock discounted $.25 at a price of $1.25 per share and an additional two hundred and fifty thousand (250,000) warrants to be redeemed at a discount of 20% of the share price. MBI shall issue the (250,000) warrants to current employees at the closing according to Donohoe's and Weisinger's designation. MBI will warrant the discount in MBI common stock if the share price at closing is less than $1.50 per share. The common stock and warrants will be restricted from resale or redemption for a one (1) year period.

b. MBI agrees that for a period of twelve (12) months from the Closing Date, in the event MBI sells shares of its common stock to a third party purchaser or investor at a price less than $1.25 per share, it shall issue and deliver additional shares of its common stock to Northland in an amount sufficient to reduce the average price of the shares then held by Northland to the price at which MBI sold such shares to the third party purchaser or investor. If MBI shall sell shares at a price in excess of $1.25 per share, no corresponding upward adjustment will be made.

Section 3. Closing Date; Transfer Procedures; Default

3.1. MBI shall begin operating the business of Northland after the Closing Date. Donohoe and Weisinger shall assist in such operating as an employee of MBI. The terms of employment are set forth in the Employment Agreement attached hereto as Attachment "C" (the "Employment Agreement"). All revenue from loans closed on or before Closing Date shall be

deposited with Nothland. All liablilities associated with loans closed on or before Closing Date shall remain the responsibility of Northland. All revenue from loans closed after the Closing Date shall be deposited with MBI. All liablilities associated with loans closed after Closing Date shall remain the responsibility of MBI.

3.2. *Closing Dates and Locations.* Closing of the transactions specified herein shall be held at such time and place as the parties may agree.

3.3. *Transfer Procedures.*

(a) *As Pertaining to the Donohoe and Weisinger Intangible Assets and Contributed Business Assets.* Such bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to the parties respective counsel, as shall be effective to vest in the purchasers identified herein all of the right, title and interest in and to the Donohoe and Weisinger Intangible Assets and Contributed Business Assets purchased free of any liens and/or incumbrances; and

(b) *Third Party Consents.* Evidence that all contracts or rights of Northland which cannot be transferred effectively without the consent of third parties have received such consent, or if such consent is unobtainable, an agreement satisfactory to the purchaser of interests herein and its counsel assuring the benefits of such contracts or rights.

3.4. *Purchase Price.* On the Closing Date, MBI shall pay to Donohoe and Weisinger the total purchase price for the Donohoe and Weisinger Intangible Assets in accordance with paragraph 2.1. On the Closing Date, MBI shall pay to Northland the total purchase price for the Contributed Business Assets in accordance with paragraph 2.1.

3.5. *Conduct of Business.* Until Closing Date, Donohoe and Weisinger and Northland will use reasonable commercial efforts to conduct the business in a reasonable and prudent manner in accordance with past practices; will engage in no transaction out of the ordinary course of business; will enter into no agreement or transaction other than those in the ordinary course of business extending beyond the Closing Date without notification to MBI; will use best efforts to preserve the existing business organizations and relations with employees, customers, suppliers, and others with whom there is a business relationship; will conduct the business in compliance with all applicable laws and regulations; and will not pay any bonuses or make any salary or wage increases without consulting MBI.

3.9 *Default by Purchaser.* In the event of default by MBI to consummate this transaction and all conditions herein; a default by MBI under the Employment Agreement, or any default under any contract, agreement or payable assumed by MBI hereunder, Donohoe and Weisinger and Northland may at their option notify MBI of the default. Upon written notice, MBI will have 30 days to cure said default. If the default is not cured within 30 days, Donohoe and Weisinger and Northland may terminate this Agreement without liability upon written notice to the other parties hereto. In such event (i) Northland and Donohoe and Weisinger shall cause all cash and stock to be refunded to MBI within 5 business days, and (ii) MBI shall release the Contributed Business Assets and Donohoe and Weisinger Intangible Assets back to Northland. Such reconveyance shall be considered a rescission.

3.10 *Default by Seller.* In the event of default by Seller herein to consummate any transaction herein (through acts, omissions, or otherwise), MBI shall provide written notice to the seller allowing seller 30 days to cure said default. If seller fails to cure within 30 days, this Agreement shall terminate and (i) Northland shall cause all stock to be refunded to MBI within 5 business

days, and (ii) MBI shall release the Contributed Business Assets and Donohoe and Weisinger Intangible Assets back to Northland, and Donohoe and Weisinger shall refund MBI all consideration for the Donohoe and Weisinger Intangible Assets. Such reconveyance shall be considered a rescission.

Section 4. Representations and Warranties

4.1 *Title to the Donohoe and Weisinger Intangible Assets and the Contributed Business Assets.* Donohoe and Weisinger and Northland each hereby represent and warrant to MBI, that they have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them in the Business, located on their premises, or shown on the most recent balance sheet or acquired after the date thereof, free and clear of all security interests. Without limiting the generality of the foregoing, the Donohoe and Weisinger and Northland each have good and marketable title to all of the Donohoe and Weisinger Intangible Assets and the Contributed Business Assets, free and clear of any security interest or restriction on transfer.

4.2. *Tax Matters.* Donohoe and Weisinger and Northland have filed or caused to be filed all federal, state and local tax returns and reports of the Northland through the taxable year ended 2004 which are due and required to be filed and have paid or caused to be paid all taxes due through year ended 2004 and any assessment of taxes received, except taxes or assessments that are being contested in good faith and have been adequately reserved against.

4.3. *Accounts Receivable.* Donohoe and Weisinger and Northland represent and warrant that all accounts receivable balances as determined as of the Closing Date (the "Account Receivable Balances") are accurate balances and are collectible. To the extent any one or more of the accounts which represent the Accounts Receivable Balances have not been collected within 120 days of the Closing Date (the "Stale Receivables"), Donohoe and Weisinger will issue a refund of MBI Stock in an amount equivalent to the value of the Stale Receivables back to MBI. At the option of Donohoe and Weisinger (i) MBI will continue to pursue collection for the benefit of the Donohoe and Weisinger, or (ii) MBI will assign the Stale Receivables to the Donohoe and Weisinger along with all back-up support.

4.4. *Compliance With Laws.* To the knowledge of, and to the best of their ability, Donohoe and Weisinger and Northland (collectively the "Selling Parties") have complied with and are not in default under, or in violation of, any law, ordinance, rule, regulation or order (including, without limitation, any environmental, zoning, safety, health or price or wage control law, ordinance, rule, regulation or order) applicable to its operations, business or properties as presently constituted which materially adversely affect or, so far as the Selling Parties can now foresee, may in the future materially adversely affect, MBI.

4.5. *Authorization.* The Selling Parties, as applicable, have full power and authority to enter into this Agreement and consummate the transactions on its part contemplated hereby. The execution and delivery of this Agreement, and the sale, transfer and other actions contemplated hereby have been duly authorized by all requisite corporate action. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein by the Selling Parties constitutes a violation or breach of applicable law or of the Selling Parties' Partnership Agreement or organizational documents or any provision of any contract or instrument to which the Selling Parties is a party or by which it is bound, or any order, writ, injunction, decree or judgment applicable to it, or constitutes a default (or would constitute a default, but for the giving of notice or lapse of time or both) under any contract or instrument to which the Selling

Parties is a party or by which it is bound. This Agreement constitutes the legal, valid and binding obligation of the Selling Parties enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting creditors, rights generally or equitable principles.

4.6. *Disclosure.* To the knowledge of the Selling Parties, no representation or warranty to any purchaser in this Agreement or in any other exhibit, list, certificate or document delivered pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make any statement herein and therein misleading.

4.7. *Compliance with this Agreement.* The execution of all transfers of ownership within this agreement shall be complied with by the Selling Parties within 30 days as specified. MBI will have the right to rescind this Agreement if all transfers of ownership are not timely completed by the Selling Parties.

4.8. *Loan Volume.* The Seller warrants that the current loan volume of one hundred and twenty million dollars will be produced during the first year of operation. If this goal is not achieved, the sales price shall be adjusted pro-rata and a proportionate amount of stock returned to MBI.

Section 5. Representations and Warranties of MBI

5.1. *Authorization.* The execution and delivery of this Agreement, and the purchase and other actions contemplated hereby, have been duly authorized by all requisite corporate action on the part of MBI. MBI has the corporate power and authority to consummate the transactions on their part contemplated hereby, none of which will constitute any violation or breach of Articles of Incorporation or Bylaws. This Agreement constitutes, the legal, valid and binding obligations of MBI, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting creditors, rights generally or general equitable principles.

5.2 *Compliance with this Agreement.* The execution of all transfers of monies within this agreement shall be complied with by the purchasers as specified. Selling Parties have the right if these obligations are not met by the purchasers to rescind this agreement.

5.3 *Warehouse Line of Credit.* MBI warrants that it will provide enough of an asset base in MBI to secure a $15 million dollar warehouse line within thirty days after the Closing Date.

5.4 *Illinois License.* MBI warrants that it will make application for an Illinois Mortgage Broker license within thirty days after the Closing Date.

5.5 *E&O Insurance.* MBI will continue to provide E&O insurance.

Section 6. Conditions Precedent to MBI's Obligations

All obligations of the purchasers under this Agreement are subject to the fulfillment, prior to or at the closing, of each of the following conditions unless otherwise waived in writing by MBI:

6.1. *Representations and Warranties.* The Selling Parties representations and warranties contained in this Agreement or in any list, certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the time of the Closing Date.

6.2. *Performance of Agreements*. The Selling Parties shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by each of them prior to or at or after the Closing Date.

6.3. *Adverse Change*. There shall not have been a material adverse change, occurrence or casualty, financial or otherwise, in Northland or the Business, whether covered by insurance or not.

Section 7. Conditions Precedent to the Sellers' Obligations

All obligations of the Selling Parties under this Agreement are subject to the fulfillment, prior to or at or after the Closing Date, of the following conditions unless otherwise waived in writing by them and all transactions which have occurred are subject to rescission by the Selling Parties at their option if any of the following conditions fail to occur:

7.1. *Representations and Warranties*. MBI (the "Purchasing Party") representations and warranties contained in this Agreement shall be true at and as of the time of the Closing Date.

7.2. *Performance of Agreements*. The Purchasing Party shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied on or before or after the Closing Date.

7.3. *Closing Deliveries*. The Purchasing Party shall have paid the purchase price for the Donohoe and Weisinger Intangible Assets,and Certain Business Assets as described in paragraph 2.1 hereof.

7.4. *Closing Certificates*. The Purchasing Party shall have delivered to the sellers: (i) a certificate of the Secretary or Assistant Secretary of the Purchasing Party certifying and attaching true and complete copies of the resolutions of the Board of Directors of the Purchasing Party authorizing the execution and delivery of this Agreement and the performance of the obligations of the Purchasing Party hereunder; and (ii) a certificate of the President or Vice President of the Purchasing Party confirming satisfaction of the conditions set forth in paragraphs 7.1 and 7.2 above.

Section 8. Indemnification

8.1. *Survival of Representations, Warranties and Agreements*. All representations, warranties and agreements made by the Purchasing Party and Selling Parties in this Agreement or in any certificate delivered pursuant hereto shall survive the Closing Date for a period of one year.

8.2. *Indemnification by the Selling Parties*. The Selling Parties shall defend, indemnify and hold the Purchasing Party harmless from and against: (a) any and all liabilities and obligations of, or claims against, the Selling Parties not expressly assumed by the Purchasing Party as Liabilities pursuant to paragraph 3.1; and (b) all actual or potential claims, demands, liabilities, damages, losses and out-of-pocket expenses including reasonable attorneys, fees whether or not reduced to judgment, order or award, caused by or arising out of the material breach of any agreement of or any material representation or warranty made by the Selling Parties in this Agreement or in any exhibit, list, certificate or document delivered by it pursuant hereto; provided, that no such claim for indemnification hereunder may be asserted.

8.3. *Indemnification by the Purchasing Party.* The Purchasing Party shall defend, indemnify and hold the Selling Parties harmless from and against: (a) the Liabilities assumed by the Purchasing Party pursuant to paragraph 3.1; (b) all damages, losses and out-of-pocket expenses including reasonable attorneys fees, caused by or arising out of the breach of any agreements of or any representation or warranty made by the Purchasing Party in this Agreement or in any certificate or document delivered by it pursuant hereto; provided, that no such claim for indemnification hereunder may be asserted; and (c) any liabilities incurred after the Closing Date Date.

8.4. *Defense of Claims.* Promptly after any service of process by any third person in any litigation in respect of which indemnity may be sought from the other party pursuant to this Section 8, the party so served shall notify the indemnifying party of the commencement of such litigation, and the indemnifying party shall be entitled to assume the defense thereof at its expense with counsel of its own choosing.

Section 9. Post-Closing Matters

9.1. *Further Assurances.* At the request of the Purchasing Party from time to time, the Selling Parties will execute and deliver such further reasonable instuments and will take such other reasonable action more effectively to consummate the transactions contemplated by this Agreement and to put the Purchasing Party into ownership, possession and control of all the limited partnership interests and assets purchased to the exclusion of all others whose claims may have arisen prior to the Closing Date.

9.2. *Responsibility for Litigation.* Northland shall be responsible for all present or future litigation and claims for injury and related expenses arising out of its conducting the business up to the time of the Closing Date. With respect to product liability claims, Northland shall be responsible for all claims for injury arising out of products sold or services delivered, as the case may be, by Northland prior to the Closing Date and MBI shall be responsible for all claims for injury arising out of products sold or services delivered, as the case may be after the Closing Date. The party liable shall direct or control, or continue to direct or control, as the case may be, the conduct of such litigation. The other party shall cooperate with any reasonable requests of the party liable or its attorneys in the defense of such litigation, including the availability of records, books or other corporate documents. To the extent testimony of the other party's employees is necessary, the other party shall make them available consistent with the needs of the business and shall be reimbursed for all out of pocket expenses incurred by the other party or individual employees and pro rata salaries and payroll costs for the time such employees devote to complying with the requests of the party liable hereunder.

Section 10. Miscellaneous

10.1. *Arbitration.* If a dispute arises, the parties will try in good faith to settle it through mediation conducted by a mediator to be mutually selected from a panel at the American Arbitration Association in Houston, Texas. The parties will share the costs of the mediator equally. Each party will cooperate fully and fairly with the mediator and will attempt to reach a mutually satisfactory compromise to the dispute. If the dispute is not resolved within 30 days after it is referred to the mediator, it will be arbitrated by an arbitrator to be mutually selected. Judgment on the arbitration award may be entered in any court that has jurisdiction over the matter. Costs of arbitration, including lawyers' fees, will be allocated by the arbitrator.

10.2. *Governing Law.* This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas and enforceable in Montgomery County, Texas.

10.3. *Assignment.* This Agreement shall not be assignable by either party without the prior written approval of the other party. This Agreement shall be binding upon, and inure to the benefit of, the Purchaser and its successors and permitted assigns and to the Sellers and its successors and permitted assigns.

10.4. *Headings for Reference Only.* The section and paragraph headings in this Agreement are for convenience of reference only and shall not constitute a part of this agreement or affect its meaning in any way.

10.5. *No Publicity.* No press releases or public disclosures, either written or oral, of the transactions contemplated by or concluded under this Agreement, shall be made without the prior knowledge and written consent of the Purchaser.

10.6. *Entire Agreement and Amendment.* This document states the entire agreement reached between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior or contemporaneous agreements, understandings, representations and warranties between the parties, and may not be amended except by written instrument executed by the duly authorized officers of the parties hereto.

10.7. *Notices.* Any notices to be given under this Agreement by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the address appearing on the signature page of this Agreement, but either party may change its address by written notice in accordance with this Paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after mailing.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the day and year first above written.

Northland Funding Group, LP.

By: NFG Management Company, LLC, its general partner
By: Larry Weisinger, Managing Member
Address for Notices:

By: Seamus Donohoe, Individually

By: Larry Weisinger, Individually

MBI Mortgage, Inc.

By: Patrick McGeeney Corp Sec
Address for Notices:

PROMISSORY NOTE

$100,000.00 Conroe, Texas September 30, 2005

FOR VALUE RECEIVED, the undersigned, MBI Mortgage, Inc., a Texas limited liability company ("Maker"), hereby promise to pay to the order of Seamus Donohoe and Larry Weisinger at 6850 Austin Center Blvd Ste 228 Austin TX 78731 or at such other location as directed by Payee, in lawful money of the United States of America, the principal sum of ONE HUNDRED THOUSAND and 00/100 Dollars ($100,000.00) or as much as may be outstanding thereunder.

The principal balance hereunder shall not bear interest prior to default or maturity. The entire outstanding principal balance hereunder shall be due and payable on or before June 30, 2006.

The outstanding principal balance hereof shall bear interest after default or maturity at the Default Rate (hereinafter defined).

Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

As used in this Note, the following terms shall have the respective meanings indicated below:

"Default Rate" means the rate per annum equal to the lesser of (i) the Wall Street Journal prime rate as quoted in the money rates section of the Wall Street Journal which is also the base rate on corporate loans at large United States money center commercial banks as its prime commercial or similar reference interest rate plus eight percent, with adjustments to be made on the same date as any change in the rate and (ii) the Maximum Rate.

"Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including Texas Finance Code, Section 303.301 and as the same may be incorporated by reference in other Texas statutes, but otherwise without limitation, that rate based upon the "indicated rate ceiling" and calculated after taking into account any and all relevant fees, payments, and other charges in respect of this Note which are deemed to be interest under applicable law.

Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so

provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors, or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

If default occurs in the payment of principal or interest under this Note, the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, including, without limitation, notice of intention to accelerate, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and the holder hereof shall have the right to foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof, and offset against this Note any sum or sums owed by the holder hereof to Maker. The failure to exercise the option to accelerate the maturity of this Note upon the happening of any one or more of the Events of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same or any other option at that time or at any subsequent time with respect to such uncured default or any other event of default hereunder or under any instrument securing, governing, guaranteeing or evidenced by this Note. The remedies of the holder hereof, as provided in this Note and in any instrument securing, governing, guaranteeing or evidencing the loan evidenced hereby, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefor shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute waiver of or impair, reduce, release or extinguish any remedy of the holder hereof or the rights of the holder hereof to exercise the foregoing option or any other option granted to the holder or any other party in this Note or under any other instrument securing, governing, guaranteeing, or evidencing the loan evidenced hereby, at that time or at any subsequent time, or nullify any prior exercise of any such option, or (ii) impair, reduce, release, extinguish or adversely affect the obligations of any party liable under such documents as originally provided therein.

If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agree to pay all collection costs and fees incurred by the holder, including all reasonable attorneys' fees.

This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Note is to be performed in Harris County, Texas.

Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTICE CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS OF THE PARTIES RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE.

MBI Mortgage, Inc.

Name: [signature]
Title: [signature]

SECOND AMENDMENT TO THE PURCHASE AGREEMENT

of Assets

By And Between

MBI Mortgage, Inc

And

Northland Funding Group, LP, Seamus Donohoe and Larry Weisinger

This SECOND AMENDMENT to the Purchase Agreement (the "Agreement") executed on 11/1/05, 2005 by and between MBI Mortgage, Inc., a Texas Corporation ("MBI"), Northland Funding Group, LP, a Texas Limited Partnership ("Northland") and Seamus Donohoe and Larry Weisinger ("Donohoe and Weisinger")(collectively both parties the "Sellers") amends the Purchase Agreement executed on 9/30/05, 2005. All defined terms utilized in this Second Amendment shall have the same meaning as defined in the Agreement except as specifically provided herein.

WHEREAS, the parties desire to extend the date of the Closing as provided herein..

NOW, THEREFORE, in consideration of the premises set forth herein, other good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree to amend the Agreement as follows:

1.

Section 2.1 of the Agreement shall be restated in its entirety as follows:

2.1. *Purchase Price.* The purchase price for the transactions identified above shall be $1,000,000 paid in the following manner and in the following order:

On the Closing Date, MBI first shall pay to Donohoe and Weisinger $200,000.00 for the Donohoe and Weisinger Intangible Assets. MBI shall pay $100,000.00 of the purchase price for the Donohoe and Weisinger Intangible Assets by certified check or wire transfer made payable to the Donohoe and Weisinger on the Closing Date and MBI shall execute a promissory note in the amount of $100,000.00 for the balance of the purchase price for the Donohoe and Weisinger Intangible Assets. The promissory note shall mature on or before 270 days after the Closing Date.

On the Closing Date, Northland shall second contribute, grant, convey, transfer, assign and deliver to MBI all of its assets, the Contributed Business Assets, for the MBI Stock. Payment in stock shall occur as follows:

a. Six hundred and forty thousand (640,000) shares of MBI common stock discounted $.25 at a price of $1.25 per share and an additional two hundred and fifty thousand (250,000) warrants to be redeemed at a discount of 20% of the

share price. MBI shall issue the (250,000) warrants to current employees at the closing according to Donohoe's and Weisinger's designation. MBI will warrant the discount in MBI common stock if the share price at closing is less than $1.50 per share. The common stock and warrants will be restricted from resale or redemption for a one (1) year period.

b. MBI agrees that for a period of twelve (12) months from the Closing Date, in the event MBI sells shares of its common stock to a third party purchaser or investor at a price less than $1.25 per share, it shall issue and deliver additional shares of its common stock to Northland in an amount sufficient to reduce the average price of the shares then held by Northland to the price at which MBI sold such shares to the third party purchaser or investor. This condition that requires delivery of additional shares will not apply to the conversion terms of MBI's 10% Secured Convertible Notes for up to $1,600,000, due June 30, 2006 for which Spencer Clarke LLC is engaged as the exclusive placement agent. If MBI shall sell shares at a price in excess of $1.25 per share, no corresponding upward adjustment will be made.

All other provisions contained in the Agreement are hereby ratified and remain in full force except to the extent set forth in this agreement.

EXECUTED effective the first date written above.

Northland Funding Group, LP.

By: NFG Management Company, LLC, its general partner
By: Larry Weisinger, Managing Member

By: Seamus Donohoe, Individually

By: Larry Weisinger, Individually

MBI Mortgage, Inc.

By: John Farkas, President